UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2005

Illumina, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30361	330804655

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego,
California	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	858 202 4500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of the Registrant approved the grant of options to purchase shares of the Registrant’s common stock under the 2000 Stock Plan to the Registrant’s chief executive officer and four most highly compensated executive officers, as follows:

Name and Title	Grant Date	Shares	Price per share
Jay T. Flatley, President and Chief Executive Officer	February 25, 2005	200,000	$8.60
David L. Barker, Vice President and Chief Scientific Officer	February 25, 2005	40,000	$8.60
Noemi C. Espinosa, Vice President of Intellectual Property	February 25, 2005	30,000	$8.60
Timothy M. Kish, Vice President of Finance and Chief Financial Officer	March 2, 2005	70,000	$8.24
John R. Stuelpnagel, Senior Vice President and Chief Operating Officer	February 25, 2005	125,000	$8.60

Subject to each officer’s continuing service with the Registrant, the option granted to such officer vests ratably over a 60-month period, beginning on the date of grant. Each option has an exercise price equal to the closing price of the Registrant’s common stock on the date of grant. The term of each option is ten years from the grant date. In the event that the Registrant is acquired by merger or asset sale, each outstanding option which is not to be assumed by the acquiring entity will become immediately fully vested and exercisable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.
March 3, 2005	By:	/s/ Timothy M. Kish
		Name:	Timothy M. Kish
		Title:	Chief Financial Officer